Exhibit 10.1
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
COLONIAL REALTY LIMITED PARTNERSHIP
          THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (“Agreement”), dated as of October 19, 1999, is entered into by and among Colonial Properties Trust, an Alabama real estate investment trust, as the General Partner (“Colonial Properties” or the “General Partner”), and the Persons whose names are set forth on Exhibit A as attached hereto who were admitted as limited partners in accordance with the provisions of the Second Amended and Restated Agreement of Limited Partnership, dated as of October 27, 1994, and the First Amended and Restated Agreement of Limited Partnership, dated as of September 29, 1993 (collectively, the “Prior Agreements”), as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein, for certain limited purposes set forth in this Agreement.
          In consideration of the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss. 17-101, et seq.), as amended from time to time (the “Act”), as follows:
ARTICLE 1
DEFINED TERMS
          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
          “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
          “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.
          “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
          “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.
          “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

          “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.
          “Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.
          “Agreement” means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.
          “Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
          “Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum of:
     (a) the Partnership’s Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C);
     (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;
     (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii) (f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);
     (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and
     (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:
     (a) all principal debt payments made by the Partnership during such period ;
     (b) capital expenditures made by the Partnership during such period;
     (c) investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii) (a) or (ii)(b);
     (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;
     (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;
     (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion; and
     (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion.
          Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.
          “Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
          “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
          “Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.
          “Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.
          “Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
          “Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the REIT Shares Amount.
          “Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
          “Class A” means the Partners who are holders of Class A Units.
          “Class A Share” means that portion of Available Cash for a Distribution Period to be distributed with respect to Class A as determined by multiplying the amount of Available Cash for such Distribution Period by the fraction set forth in Section 5.1.B.1 hereof.
          “Class A Unit” means any Partnership Unit other than a Class B Unit, a Preferred Unit, or any other Partnership Unit that is specifically designated by the General Partner pursuant to Section 4.2 as being another class of Partnership Units.
          “Class B” means the Partners who are holders of Class B Units.
          “Class B Share” means that portion of Available Cash for a Distribution Period to be distributed with respect to Class B as determined by multiplying the amount of Available Cash for such Distribution Period by the fraction set forth in Section 5.1.B.2 hereof (as such fraction may be adjusted in accordance with Section 5.1.B hereof).
          “Class B Unit” means a Partnership Unit with such designations, preferences, rights, powers and duties as are described in or pursuant to Section 4.2.C.
          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
          “Common Unit” means a Partnership Unit that is not a Preferred Unit. The Class A Units and Class B Units, and any other Partnership Units that may be issued from time to time by the General Partner as set forth in Section 4.2 and designated as Common Units, are Common Units.
          “Common Unit Available Cash” has the meaning set forth in Section 5.1.B.
          “Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.
          “Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.
          “Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          “Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.
          “Declaration of Trust” means the Declaration of Trust of the General Partner filed in the State of Alabama on August 21, 1995, as amended or restated from time to time.
          “Depreciation” means, for each fiscal year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
          “Distribution Period” means any calendar quarter or shorter period with respect to which a distribution of Available Cash is to be made to the Partners by the Partnership.
          “Effective Date” means the date of closing of the initial public offering of shares of the General Partner pursuant to that certain agreement among the Former General Partner, the Partnership, the General Partner, and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Robinson-Humphrey Company, Inc. as agents for the underwriters.
          “Exercise Percentage” has the meaning set forth in Section 4.4.
          “Former General Partner” means Colonial Properties Holding Company, Inc., an Alabama corporation formed by Colonial Properties as a wholly owned subsidiary of Colonial Properties to serve as the general partner of the Partnership. The separate existence of the Former General Partner terminated on December 31, 1998, when the Former General Partner merged with and into Colonial Properties, whereupon Colonial Properties became the General Partner.
          “General Partner” means Colonial Properties Trust, an Alabama real estate investment trust, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership, and shall also be deemed to refer to, where the context so requires, the Former General Partner, in its capacity as the predecessor to Colonial Properties.
          “General Partner Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.
          “IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
          “Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.
          “Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.
          “Indemnitee” means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) a director or officer of the Partnership or the General Partner, or (C) a guarantor, pursuant to a loan guarantee or any other guarantee given to a third party in connection with any partnership property or loan (other than in connection with the transfer of properties to the Partnership in connection with the initial public offering of REIT Shares), including without limitation, environmental indemnities, reimbursements agreements or guaranties to credit enhancers under bond issues, undertakings or indemnities to title companies, or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
          “Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
          “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.
          “Liquidation Preference Amount” means, with respect to any Preferred Unit as of any date of determination, the amount (including accrued and unpaid distributions to the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Partnership Units ranking junior to such Preferred Unit.
          “Liquidator” has the meaning set forth in Section 13.2.
          “Management Corporation” means Colonial Properties Services, Inc.
          “Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.
          “Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

          “Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
          “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
          “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
          “Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.
          “Original Limited Partner” means a Limited Partner who is a Partner on the date of this Agreement and who owns one or more Original Limited Partnership Units on the date action is called for under Section 13.1.
          “Original Limited Partnership Unit” means a Partnership Unit held by an Original Limited Partner on the date of this Agreement and held by such Original Limited Partner on the date action is called for under Section 18.3.
          “Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
          “Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
          “Partner Nonrecourse Debt” has the meaning set forth Regulations Section 1.704-2(b)(4).
          “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2 (i)(2).
          “Partnership” means the limited partnership formed under the Act and continued by this Agreement, and any successor thereto.
          “Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.
          “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          “Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash for a Distribution period pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some of all of its portion of such distribution.
          “Partnership Unit” means a fractional undivided share of a class or series of Partnership Interests. The ownership of Partnership Units shall be evidenced by such form of certificate as the General Partner may adopt from time to time on behalf of the Partnership. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof (but subject to the limitations thereof), the General Partner may designate any Partnership Units, when issued, as Common Units or as Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.
          “Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.
          “Percentage Interest” means, as to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. For purposes of determining the rights and relationships among the various classes and series of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.
          “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.
          “Preferred REIT Share” means a preferred share of beneficial interest in the General Partner.
          “Preferred Unit” means Series A Preferred Units, Series B Preferred Units and any other Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.2 hereof.
          “Prior Agreements” mean the Second Amended and Restated Agreement of Limited Partnership, dated October 27, 1994, which is amended and restated in its entirety by this Agreement and which amended the First Amended and Restated Agreement of Limited Partnership, dated as of September 29, 1993.
          “Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
          “Redeeming Partner” has the meaning set forth in Section 8.6.A hereof.

          “Redemption Right” shall have the meaning set forth in Section 8.6.A hereof.
          “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “REIT” means a real estate investment trust under Section 856 of the Code.
          “REIT Share” shall mean a common share of beneficial interest in the General Partner.
          “REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”) and if the Partnership does not issue to all of the holders of Common Units at such time (other than the General Partner) corresponding rights to subscribe for or purchase Common Units or other securities or property corresponding to the securities or property covered by the rights granted by the General Partner, then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive had it owned such REIT Shares at the time such rights were issued, provided further that, if the rights issued by the General Partner are issued pursuant to a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), then the REIT Shares Amount shall include such rights only to the extent that (i) the Common Units offered for redemption were issued other than pursuant to Section 4.4 of this Agreement, and (ii) such rights have not been exercised by the holders thereof (and have not otherwise terminated or been redeemed or eliminated).
          “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.
          “Series A Preferred Unit” has the meaning set forth in Section 4.2.D.
          “Series B Preferred Unit” has the meaning set forth in Section 4.2.E.
          “704(c) Value” of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

          “Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from the date of this Agreement, provided further that if the General Partner combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date and prior to the effective date of such combination.
          “Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
          “Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership Pursuant to Section 11.4.
          “Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
          “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.
          “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.
          “Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
          “Value” means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ- National Market System, the closing price, regular way, on such day, or if not such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
ARTICLE 2
ORGANIZATIONAL MATTERS
          Section 2.1 Organization and Continuation
          The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
          Section 2.2 Name
          The name of the Partnership shall be Colonial Realty Limited Partnership. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
          Section 2.3 Registered Office and Agent; Principal Office
          The address of the registered office of the Partnership in the State of Delaware shall be located at 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be Colonial Plaza, Suite 900, 2101 Sixth Avenue North, Birmingham, Alabama 35203, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the States of Delaware and Alabama as the General Partner deems advisable.
          Section 2.4 Power of Attorney
          A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)	execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.
          B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the

General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
          Section 2.5 Term
          The term of the Partnership commenced on August 9, 1993, the date the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until December 31, 2092, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3
PURPOSE
          Section 3.1 Purpose and Business
          The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the General Partner’s current status as a REIT inures to the benefit of all of the Partners and not solely to the benefit of the General Partner.
          Section 3.2 Powers
          The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action shall have been specifically consented to by the General Partner in writing.
ARTICLE 4
CAPITAL CONTRIBUTIONS
          Section 4.1 Capital Contributions of the Limited Partners and the Former General Partner
          On the Effective Date, certain of the Limited Partners and the Former General Partner made the Capital Contributions described in the section captioned “Formation of the Company” in the final Prospectus dated September 24, 1993 of the General Partner in connection with the initial public offering of the REIT Shares. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement. The Partners shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner’s Percentage Interest. The Capital Contributions of the Partners shall be at all times as shown on the books and records of the General Partner. The number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units from time to time shall be deemed to be the general partner Partner Units and shall be the General Partnership Interest. Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.
          Section 4.2 Issuances of Additional Partnership Interests
          A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a)(1) the additional Partnership Interests are issued in connection with an issuance of additional REIT Shares or Preferred REIT Shares of the General Partner, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such additional REIT Shares or Preferred REIT Shares of the General Partner, or (b) the additional Partnership Interests in the applicable class or series are issued to all Partners in proportion to their respective Percentage Interests in such class or series.
          B. The General Partner shall not issue any additional REIT Shares or Preferred REIT Shares (other than REIT Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares or Preferred REIT Shares (collectively “New Securities”) other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner contributes the net proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.
          C. Under the authority granted to it by Section 4.2.A, the General Partner hereby establishes an additional class of Partnership Units entitled “Class B Units” that is available to be issued in lieu of Class A Units, at the election of the General Partner, in its sole and absolute discretion, to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration. Except as otherwise provided below and in Section 5.1.B hereof, each Class B Unit shall have the same designations, rights, preferences, powers and duties as each Class A Unit:
(1)	The amount of Available Cash distributable with respect to Class B Units shall be determined in accordance with Section 5.1.B hereof.

(2)	Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period (as defined in Section 5.1.B) in which the Class B Unit was issued, without the requirement for any action by either the Partnership or the Partner holding the Class B Unit.

(3)	A holder of Class B Units will not have the Redemption Right under Section 8.6 with respect to its Class B Units. The Redemption Right for a holder of Class A Units into which Class B Units have been converted pursuant to clause (2) above shall be the same as set forth in Section 8.6 except that such Redemption Right shall not be exercisable for a period of one (1) year following the issuance of such Class B Units (or such longer or shorter period as may be set forth in the contribution agreement or amendment to this Agreement pursuant to which such Class B Units were issued).

(4)	A holder of either Class B Units or Class A Units into which Class B Units have been converted pursuant to clause (2) above shall be subject to the restrictions on transfer imposed by Sections 11.3.C through 11.3.E of this Agreement (in addition to any other restrictions on transfer as may be set forth in the contribution agreement or amendment to this Agreement pursuant to which such Class B Units were issued).

(5)	The General Partner shall cause Class B Units to be issued by the Partnership only pursuant to an amendment to this Agreement under the authority granted to the General Partner by Section 14.1.B.3 hereof, which amendment shall designate that the newly issued Partnership Units are Class B Units. The General Partner shall have the right, in its sole and absolute discretion, subject to Section 4.2.A above, to determine whether the Partnership should issue Class A Units, Class B Units (or one or more series thereof), or another class of Partnership Interests in connection with a contribution of property, other assets, or other consideration to the Partnership.

          D. Series A Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes an additional class of Partnership Units entitled “Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”). Series A Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit G hereto.
          E. Series B Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes an additional class of Partnership Units entitled “Series B Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”). Series B Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit H hereto.
          F. Series 1998 Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes an additional class of Partnership Units entitled “Series 1998 Junior Participating Preferred Units” (the “Series 1998 Preferred Units”). Series 1998 Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit I hereto.
          Section 4.3 Contribution of Proceeds of Issuance of REIT Shares
          In connection with the issuance of REIT Shares or Preferred REIT Shares pursuant to Section 4.2, the General Partner shall contribute any net proceeds raised in connection with such issuance the Partnership; provided that if the net proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner.
          Section 4.4 “Flip-in” Preemptive Rights
          If the General Partner acquires any Class A Units using the proceeds from any exercise of any rights (as defined in the definition of REIT Shares Amount) issued under a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), then (a) the holders of Common Units at such time (other than the General Partner) as a group shall have the right to acquire, at the same price per Class A Unit paid by the General Partner, a total number of additional Class A Units equal to the product of (i) the total number of Common Units held by such holders, multiplied by (ii) a fraction, the numerator of which is the number of Class A Units issued to the General Partner as a result of the exercise of such rights and the denominator of which is the total number of Class A Units held by the General Partner immediately prior to such issuance (which fraction is referred to as the “Exercise Percentage”), and (b) each holder of a Class A Unit or Class B Unit at such time shall have the right to acquire, at the same price per Class A Unit paid by the General Partner, a number of Class A Units equal to the product of (iii) the aggregate number of Common Units that such holder holds at such time, multiplied by (iv) the Exercise Percentage.
          Thus, for example, if the General Partner were to acquire 2,000,000 Class A Units at $5 per Unit from the proceeds of the exercise of outstanding rights issued under a shareholder rights plan at a time when the General Partner already owned 8,000,000 Class A Units out of a total of 12,000,000 outstanding Common Units (which would represent a 25% increase in the number of Class A Units held by the General Partner), then the other holders of Common Units as a group would have the right to purchase a total of 1,000,000 Class A Units at $5 per Class A Unit, and each holder of a Class A Unit or Class B Unit would be entitled to purchase his proportionate share of such Class A Units, or .25 Class A Units for each Class A Unit or Class B Unit then held by such holder.
          In the event Partnership Units or Partnership Interests other than Class A Units (including, without limitation, Series 1998 Preferred Units) are issued to the General Partner using proceeds of any exercise of rights issued under a shareholder rights plan (or other arrangement), the holders of Common Units shall be granted the right to acquire such other Partnership Units or Partnership Interests at the same price as paid by the General Partner and in such amounts as would be comparable to their rights had Class A Units been issued instead. The General Partner shall provide prompt written notice to the holders of Common Units of its acquisition of Class A Units (or other Partnership Units or Partnership Interests) using such proceeds and shall establish in good faith such procedures as it deems appropriate (including, without limitation, procedures to eliminate the issuance of fractional Partnership Units if the General Partner deems appropriate) to effectuate the rights of the holders of Common Units under the preceding provisions of this Section 4.4. Except to the extent expressly granted by the Partnership pursuant to this Section 4.4 or another agreement, no person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5
DISTRIBUTIONS
          Section 5.1 Requirement and Characterization of Distributions
          A. The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following order of priority:
(i)	First, to the holders of Preferred Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Units due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or shorter period; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such calendar quarter or shorter period; and then

(ii)	To the holders of Common Units in proportion to their respective Percentage Interests in the Common Units on such Partnership Record Date, subject to the provisions of Sections 5.1.B and 5.1.C;
provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.
          B. If for any quarter or shorter period with respect to which a distribution is to be made (a “Distribution Period”) Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution pursuant to Section 5.1.A(ii) above after distributions to all Preferred Units provided for in Section 5.1.A(i) above have been made (“Common Unit Available Cash”) between the Partners who are holders of Class A Units (“Class A”) and the Partners who are holders of Class B Units (“Class B”) as follows:

     1) Class A shall receive that portion of the Common Unit Available Cash (the “Class A Share”) determined by multiplying the amount of Common Unit Available Cash by the following fraction:
     2) Class B shall receive that portion of the Common Unit Available Cash (the “Class B Share”) determined by multiplying the amount of Common Unit Available Cash by the following fraction:
     3) For purposes of the foregoing formulas, (i) “A” equals the number of Class A Units outstanding on the Partnership Record Date for such Distribution Period; (ii) “B” equals the number of Class B Units outstanding on the Partnership Record Date for such Distribution Period; (iii) “Y” equals the number of days in the Distribution Period; and (iv) “X” equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.
          The Class A Share shall be distributed among Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if a Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Class A Unit has been redeemed or exchanged. The Class B Share shall be distributed among the Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Partnership Record Date. In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.
               C. In the event that Class B Units which have been issued on different dates are outstanding on the Partnership Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Common Units for purposes of making the allocation of Common Unit Available Cash for such Distribution Period among the holders of Common Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series,

“Series B1” and “Series B2,” would be as follows:
     1) Series B1 shall receive that portion of the Common Unit Available Cash determined by multiplying the amount of Common Unit Available Cash by the following fraction:

     2) Series B2 shall receive that portion of the Common Unit Available Cash determined by multiplying the amount of Common Unit Available Cash by the following fraction:
     3) For purposes of the foregoing formulas the definitions set forth in Section 5.1.B.3 remain the same except that (i) “B1” equals the number of Common Units in Series B1 outstanding on the Partnership Record Date for such Distribution Period; (ii) “B2” equals the number of Common Units in Series B2 outstanding on the Partnership Record Date for such Distribution Period; (iii) “X1” equals the number of days in the Distribution Period for which the Partnership Units in Series B1 were issued and outstanding; and (iv) “X2” equals the number of days in the Distribution Period for which the Common Units in Series B2 were issued and outstanding.
     D. Notwithstanding anything to the contrary contained herein, in no event shall a Partner receive a distribution of Available Cash with respect to any Common Unit with respect to any quarter or shorter period until such time as the Partnership has distributed to the holders of Preferred Units an amount sufficient to pay all distributions payable with respect to such Preferred Units through the last day of such quarter or shorter period, in accordance with the instruments designating such Preferred Units.
          Section 5.2 Amounts Withheld
          All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.
          Section 5.3 Distributions Upon Liquidation
          Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.
ARTICLE 6
ALLOCATIONS
          Section 6.1 Allocations for Capital Account Purposes
     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income,

gain, loss and deduction (computed in accordance with Exhibit B hereof); shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
          A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C (including Section 1.F thereof), Net Income shall be allocated:
               (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to Section 6.1B(iii) below exceed Net Income previously allocated to the General Partner pursuant to this Section 6.1A(i);
               (ii) second, to Partners holding Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that Net Losses previously allocated to such Partners pursuant to Section 6.1B(ii) below exceed Net Income previously allocated to such Partners pursuant to this Section 6.1A(ii);
               (iii) third, to Partners holding Common Units to the extent that Net Losses previously allocated to such Partners pursuant to Section 6.1.B(i) below exceed Net Income previously allocated to such Partners pursuant to this Section 6.1A(iii);
               (iv) fourth, to Partners holding Series B Preferred Units until each such Partner has been allocated Net Income equal to the excess of (x) the amount of the cumulative Priority Return such Partner is entitled to the last day of the current taxable year or to the date of redemption, to the extent such Series B Preferred Units are redeemed during such taxable year, over (y) the cumulative Net Income allocated to such Partners pursuant to this Section 6.1A(iv) for all prior taxable years; and
               (v) fifth, to the Partners in accordance with their respective Percentage Interests in Common Units.
B.	Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C (including Section 1.F thereof), Net Losses shall be allocated:
               (i) first, to the Partners holding Common Units in accordance with their respective Percentage Interests in Common Units, until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner is reduced to zero;

          (ii) second, to Partners holding Preferred Units in accordance with each such Partner’s respective percentage interests in the Preferred Units determined under the respective terms of the Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause (i)) of each such holder is reduced to zero; and
               (iii) third, to the General Partner.
          To the extent permitted under Sections 704(b) and 704(c) of the Code and the Regulations thereunder, solely for purposes of allocating Net Income or Net Losses in any taxable year (or a portion thereof) to the Partners holding Series B Preferred Units with respect to such Units pursuant to Section 6.1 hereof, items of Net Income or Net Losses, as the case may be, shall not include Depreciation with respect to properties that are “ceiling limited” in respect of holders of Series B Preferred Units. For purposes of the preceding sentence, Partnership property shall be considered “ceiling limited” in respect of a holder of Series B Preferred Units if Depreciation attributable to such Partnership property which would otherwise be allocable to such holder, without regard to this paragraph, exceeds depreciation determined for federal income tax purposes attributable to such Partnership property which would otherwise be allocable to such holder by more than 5%. Notwithstanding the foregoing sentences in this paragraph, in applying this paragraph, the General Partner may, in its discretion for administrative ease and convenience, calculate Net Income or Net Loss in any taxable year (or a portion thereof) allocable to the Partners holding Series B Preferred Units by excluding Depreciation with respect to all properties of the Partnership.
ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS
          Section 7.1 Management
          A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:
(1)	the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to the General Partner such that the General Partner can distribute to its shareholders amounts sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(4)	the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)	the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6)	the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)	holding, managing, investing and reinvesting cash and other assets of the Partnership;

(9)	the collection and receipt of revenues and income of the Partnership;

(10)	the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(11)	the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(12)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

(13)	the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute, resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(15)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner

enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

(19)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.
          B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
          C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.
          D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
          E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it; provided that, if the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner shall use reasonable efforts to structure such refinancing in a manner that minimizes any adverse tax consequences therefrom to the Limited Partners, and provided further that, in deciding whether or not to dispose of any property that represents more than one percent of the Partnership’s total assets, the General Partner shall consider in good faith the income tax consequences of such disposition for both the General Partners and the Limited Partners. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

          Section 7.2 Certificate of Limited Partnership
          The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.
          Section 7.3 Restrictions on General Partner’s Authority
          A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of all of the Limited Partners (including Limited Partner Interests held by the General Partner) (or such lower percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement or the Act).
          B. Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of holders of three-fourths (3/4) of the outstanding Common Units held by Limited Partners (including Common Units held by the General Partner as Limited Partner Interests).
          Section 7.4 Reimbursement of the General Partner
          A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
          B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all expenses of the General Partner are deemed incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.
          C. As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to any issuance of additional Partnership Interests or REIT Shares pursuant to Section 4.2 hereof.

          D. In the event that the General Partner shall elect to purchase REIT Shares from its shareholders for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, as the case may be, subject to the condition that: (i) if such REIT Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (provided that a transfer of REIT Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Class A Units held by the General Partner equal to the product obtained by multiplying the Conversion Factor by the number of such REIT Shares.
          Section 7.5 Outside Activities of the General Partner
     A. The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, the ownership of the stock of the Management Corporation and such activities as are incidental thereto. The General Partner shall not incur any debts other than that for which the General Partner may be liable in its capacity as General Partner of the Partnership and other than a debt incurred by the General Partner pursuant to Article III of the Declaration of Trust. The assets of the General Partner shall be limited to Partnership Interests and stock of the Management Corporation. The General Partner shall not hold any assets other than (i) Partnership Interests as a General Partner or Limited Partner, (ii) stock of the Management Corporation, and (iii) other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and its organizational documents. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.
     B. Except as provided in Section 7.4.D, in the event the General Partner exercises its rights under Article VI of the Declaration of Trust to purchase REIT Shares, then the General Partner shall cause the Partnership to purchase from it that number of Class A Units equal to the product obtained by multiplying the number of REIT Shares to be purchased by the General Partner times the Conversion Factor on the same terms and for the same aggregate price that the General Partner purchased such REIT Shares.
          Section 7.6 Contracts with Affiliates
          A. The Partnership may lend or contribute funds or other assets to its Subsidiaries, other Persons in which it has an equity investment, or the Management Corporation and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

          B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.
          C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.
          D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.
          E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
          Section 7.7 Indemnification
          A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to) except as set forth in Exhibit F, and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A with respect to the subject matter of such proceeding. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this

Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.
          B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
          C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities is indemnified.
          D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
          E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
          F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
          G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
          H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          Section 7.8 Liability of the General Partner
          A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.
          B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
          C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
          D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
          Section 7.9 Other Matters Concerning the General Partner
          A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
          B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
          C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to (i) protect the ability of the General Partner to continue to qualify as a REIT or (ii) avoid the General Partner’s incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
          Section 7.10 Title to Partnership Assets
          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
          Section 7.11 Reliance by Third Parties
          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
          Section 8.1 Limitation of Liability
          The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.
          Section 8.2 Management of Business
          No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
          Section 8.3 Outside Activities of Limited Partners
          Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
          Section 8.4 Return of Capital
          Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

          Section 8.5 Rights of Limited Partners Relating to the Partnership
          A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):
(1)	to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4)	to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)	to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.
          B. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor.
          C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.
          Section 8.6 Redemption Right
          A. Subject to Sections 4.2.C.3 and 8.6.C, on or after the date one (1) year after the closing of the initial public offering of REIT Shares by the General Partner, each Limited Partner, other than the General Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Class A Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the “Redeeming Partner”). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Class A Units or, if such

Limited Partner holds less than one thousand (1,000) Class A Units, all of the Class A Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.
          B. Notwithstanding the provisions of Section 8.6.A, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by either paying to the Redeeming Partner the Cash Amount or issuing to the Redeeming Partner the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion) on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Class A Units. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Class A Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.
          C. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.6.B (regardless of whether or not the General Partner or would in fact exercise its rights under Section 8.6.B) would be prohibited under the Declaration of Trust. Without limitation on the preceding sentence, the following restrictions shall apply to the exercise of a Redemption Right by a Partner: (i) neither a Person who is an “Excluded Holder” as defined in the Declaration of Trust, nor any Person related to an “Excluded Holder” by either blood or marriage, nor any Person whose ownership of REIT Shares would be attributed to an “Excluded Holder” under Section 318 of the Code, nor any Person who would be considered by reason of the application of Section 318 of the Code to own REIT Shares actually or constructively owned by an “Excluded Holder” shall be permitted to exercise the Redemption Right if (A) after giving effect to such exercise, The Colonial Company or any direct or indirect Subsidiary of The Colonial Company would be regarded as a “related party tenant” of the General Partner for purposes of Section 856(d)(2)(B) of the Code and (B) the total rental income considered derived by the General Partner from all “related party tenants” could reasonably be expected to exceed one percent (1%) of the gross income of the General Partner (as determined for the purposes of Section 856(c)(2) of the Code); and (ii) neither an “Excluded Holder”, nor any Person related to an “Excluded Holder” by either blood or marriage, nor any Person whose ownership of REIT Shares would be attributed to an “Excluded Holder” under Section 544(a) of the

Code, nor any Person who would be considered by reason of the application of Section 544(a) of the Code to own REIT Shares actually or constructively owned by an “Excluded Holder” shall be permitted to exercise the Redemption Right if, after giving effect to such exercise (A) any single Person described above would be considered to own more than 29 percent of the outstanding REIT Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code); (B) any two Persons described above would be considered to own more than 34 percent of the outstanding REIT Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code); (C) any three Persons described above would be considered to own more than 39 percent of the outstanding REIT Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code); or (D) any four Persons described above would be considered to own more than 44 percent of the outstanding REIT Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code).
          D. Notwithstanding anything contained in Sections 8.6.A, 8.6.B, or 8.6.C, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Unit unless (i) such Preferred Unit has been issued to and is held by a Partner other than the General Partner, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Units pursuant to Section 8.6.A.
          E. Preferred Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Units (or class or series thereof) in the instruments designating such Preferred Units (or class or series thereof).
ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS
          Section 9.1 Records and Accounting
          The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.
          Section 9.2 Fiscal Year
          The fiscal year of the Partnership shall be the calendar year.
          Section 9.3 Reports
          A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
          B. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.
ARTICLE 10
TAX MATTERS
          Section 10.1 Preparation of Tax Returns
          The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.
          Section 10.2 Tax Elections
          Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
          Section 10.3 Tax Matters Partner
          A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.
          B. The tax matters partner is authorized, but not required:
(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);
(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.
          C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

          Section 10.4 Organizational Expenses
          The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.
          Section 10.5 Withholding
          Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11
TRANSFERS AND WITHDRAWALS
          Section 11.1 Transfer
          A. The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6.
          B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.
          Section 11.2 Transfer of General Partner’s Partnership Interest
          A. The General Partner may not transfer any of its General Partner Interest or Limited Partnership Interests or withdraw as General Partner except as provided in Section 11.2.B or in connection with a transaction described in Section 11.2.C.
          B. The General Partner may transfer Limited Partner Interests held by it either to the Partnership in accordance with Section 7.5.B hereof or to a purported holder of REIT Shares in accordance with the provisions of Section 6.6 of the Declaration of Trust.
          C. Except as otherwise provided in Section 11.2.D, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (“Transaction”), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of the Partners pursuant to Section 7.3 and as a result of which all Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Common Units shall receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its

Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer; and (ii) no more than forty-nine percent (49%) of the equity securities of the acquiring Person in such transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who are Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.
          D. Notwithstanding Section 11.2.C, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner (whether such Partnership Units constitute the General Partner Interest or a Limited Partner Interest), are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed.
          Section 11.3 Limited Partners’ Rights to Transfer
          A. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, and 11.4, a Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.
          B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
          C. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.
          D. No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
          E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount or REIT Shares Amount, at the election of the Partnership, any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

          Section 11.4 Substituted Limited Partners
          A. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.
          B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
          C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.
          Section 11.5 Assignees
          If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units of the same class or series held by Limited Partners are voted, to the extent such Partnership Units are entitled to vote on such matter). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
          Section 11.6 General Provisions
          A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.
          B. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 of this Agreement, Section 4 of Exhibit I and Section 4 of Exhibit J shall cease to be a Limited Partner.
          C. Transfers pursuant to this Article 11 may only be made on the first day of a month, unless the General Partner otherwise agrees; provided, however, that a transfer of Partnership Units pursuant to exercise of rights by a secured party in connection with a pledge of such Partnership Units may occur at any time.

          D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6 of this Agreement, Section 4 of Exhibit G or Section 4 of Exhibit H, or any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnerships year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date or the Series B Preferred Unit Partnership Record Date, as the case may be, is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
ARTICLE 12
ADMISSION OF PARTNERS
          Section 12.1 Admission of Successor General Partner
          A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.
          Section 12.2 Admission of Additional Limited Partners
          A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
          B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

          C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.
          Section 12.3 Amendment of Agreement and Certificate of Limited Partnership
          For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.
ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION
          Section 13.1 Dissolution
          The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):
          A. the expiration of its term as provided in Section 2.5 hereof;
          B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;
          C. from and after the Effective Date through December 31, 2013, an election to dissolve the Partnership made by the General Partner, unless any Original Limited Partner who holds one or more Original Limited Partnership Units objects in writing to such dissolution within thirty (30) days of receiving written notice of such election from the General Partner;
          D. from and after January 1, 2014 through December 31, 2043, an election to dissolve the Partnership made by the General Partner, unless Original Limited Partners holding at least five percent (5%) of the Original Limited Partnership Units object in writing to such dissolution within thirty (30) days of receiving written notice of such election from the General Partner;

          E. on or after January 1, 2043 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;
          F. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
          G. the sale of all or substantially all of the assets and properties of the Partnership; or
          H. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
          Section 13.2 Winding Up
          A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:
(1)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)	Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(4)	The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, adjustments, and allocations for all periods, and subject to the rights of the holders of Preferred Units to receive a liquidation preference, with an appropriate adjustment to the Capital Accounts of such holders entitled to receive a liquidation preference to reflect the payment of any such liquidation preference.

Prior to the foregoing distributions, the General Partner shall have made adjustments to Capital Accounts of the Partners to reflect the fair market value of the Partnership assets as of the date of the Partnership’s liquidation in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(f).
          The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.
          B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
          C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:
(1)	distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners Pursuant to this Agreement; or
(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.
          Section 13.3 Compliance with Timing Requirements of Regulations
          In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
          Section 13.4. Deemed Distribution and Recontribution
          Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.
          Section 13.5 Rights of Limited Partners
          Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.
          Section 13.6 Notice of Dissolution
          In the event a Liquidating Event occurs or an event occurs that would, but provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.
          Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership
          Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
          Section 13.8 Reasonable Time for Winding-Up
          A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

          Section 13.9 Waiver of Partition
          Each Partner hereby waives any right to partition of the Partnership property.
ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
          Section 14.1 Amendments
          A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty percent (20%) or more of the outstanding Common Units. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the outstanding Common Units (including Common Units held by the General Partner).
          B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3)	to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

(4)	to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5)	to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.
          C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof), (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Sections 8.6 and 11.2.B, and the related definitions, in a manner adverse to such Partner, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner’s authority set forth in Section 7.3 without the Consent specified in that section.
          D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of a majority of the Percentage Interests in Common Units held by the Limited Partners, excluding Limited Partner Interests held by the General Partner in Common Units.
          Section 14.2 Meetings of the Partners
          A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the outstanding Common Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests in Common Units held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.
          B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
          C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of or written notice such revocation from the Limited Partner executing such proxy.
          D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.
ARTICLE 15
GENERAL PROVISIONS
          Section 15.1 Addresses and Notice
          Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.
          Section 15.2 Titles and Captions
          All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.
          Section 15.3 Pronouns and Plurals
          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
          Section 15.4 Further Action
          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
          Section 15.5 Binding Effect
          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
          Section 15.6 Creditors
          Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

          Section 15.7 Waiver
          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
          Section 15.8 Counterparts
          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
          Section 15.9 Applicable Law
          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
          Section 15.10 Invalidity of Provisions
          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
          Section 15.11 Entire Agreement
          This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.
          Section 15.12 HUD Limitations
          As long as the Secretary of Housing and Urban Development, or his successors or assigns (“HUD”), is the insurer or holder of the mortgage loans (the “HUD Mortgages”) relating to the real property consisting of the two apartment projects known as Pointe West Apartments and Ashford Place Apartments located at 1601 Hillcrest Road, Mobile, Alabama and 6075 Grelot Road, Mobile, Alabama, respectively (the “Mitchell Properties”), that are encumbered by the two Regulatory Agreements for Multi-Family Housing Projects that are recorded in Book 2179, Page 760 and Book 2617, Page 207 in the Probate Office of Mobile County, Alabama (the “Regulatory Agreements”), no amendment to the Partnership Agreement which results in any of the following shall be of force and effect, without the prior written consent of HUD: (i) any amendment which modifies the duration of the Partnership Agreement; (ii) any amendment which results in the requirement that a Form 92530 HUD Prior Participation Certificate be obtained for any additional party; and (iii) any amendment which in any way impacts or affects the HUD Mortgages or the

Regulatory Agreements. In addition, as long as HUD is the insurer or holder of the HUD Mortgages relating to the Mitchell Properties, upon any dissolution of the Partnership, no title or right to possession and control of the Mitchell Properties, and no right to collect the rents therefrom, shall pass to any person who is not bound by the terms of the HUD Mortgages or the Regulatory Agreements in a manner satisfactory to HUD.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: Colonial Properties Trust, an Alabama real estate investment trust
/s/ Howard B. Nelson, Jr.
By:	Howard B. Nelson, Jr.
Title:	Chief Financial Officer and Secretary

LIMITED PARTNERS:
By:	Colonial Properties Trust
as Attorney-in-Fact for the
Limited Partners

/s/ Howard B. Nelson, Jr.
By:	Howard B. Nelson, Jr.
Title:	Chief Financial Officer and Secretary

FIFTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP
          THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (this “Fifth Amendment” to the “Partnership Agreement”), dated as of June 4, 2001, is entered into by Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).
          WHEREAS, Section 4.2.A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion, subject to the condition that no such additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued in connection with an issuance of shares by the General Partner, which shares have designations, preferences and other rights, substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner and (ii) the General Partner makes a capital contribution of an amount equal to the net proceeds raised in connection with the issuance of such shares.
          WHEREAS, General Partner has entered into an Underwriting Agreement dated as of June 4, 2001, and a Terms Agreement dated as of June 4, 2001, pursuant to which Colonial Properties has agreed to issue up to 2,300,000 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series C Preferred Shares”), of Colonial Properties;
          WHEREAS, General Partner will make will make a capital contribution to the Partnership of the proceeds from the issuance of the Series C Preferred Shares in exchange for up to 2,300,000 Series C Preferred Units (as defined below); and
          WHEREAS, in connection with the issuance of the Series C Preferred Shares and pursuant to the authority granted to the General Partner pursuant to Section 4.2.A of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Units, to be entitled Series C Cumulative Redeemable Preferred Units (the “Series C Preferred Units”), and to set forth the designations, rights, powers, preferences and duties of such Series C Preferred Units, which are substantially the same as those of the Series C Preferred Shares, and (ii) to make certain other changes to the Partnership Agreement.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:
          1. Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2.F the following section:
     G. Series C Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes and designates as Preferred Units an additional class of Partnership Units entitled “Series C Cumulative Redeemable Preferred Units” (the “Series C Preferred Units”). Series C Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit J hereto.

          2. Exhibits to Partnership Agreement.
          The Partnership Agreement is hereby amended by attaching thereto as Exhibit J the Exhibit J attached hereto.
          3. Certain Capitalized Terms. All capitalized terms used in this Fifth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.
          IN WITNESS WHEREOF, the undersigned has executed this Fifth Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership And on behalf of existing Limited Partners

By: Name:	/s/ Howard B. Nelson, Jr. Howard B. Nelson, Jr.
Title:	Chief Financial Officer and Secretary

Exhibit J
DESIGNATION OF THE PREFERENCES, RIGHTS, VOTING POWERS,
RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
OF THE
SERIES C PREFERRED UNITS
     The Series C Preferred Units shall have the following designations, preferences, rights, powers and duties:
     (1) Certain Defined Terms. The following capitalized terms used in this Exhibit I shall have the respective meanings set forth below:
     “Distribution Period” means quarterly periods commencing on or about the first day of June, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on June 19, 2001 and end on September 30, 2001, and other than the Distribution Period during which any Series C Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).
     “Fully Junior Units” shall mean the Common Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series C Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Partnership.
     “Junior Units” shall mean the Common Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series C Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Partnership.
     “Parity Units” has the meaning ascribed thereto in Section 6(B).
     (2) Distributions.
     (A) The General Partner, in its capacity as the holder of the then outstanding Series C Preferred Units, shall be entitled to receive out of funds legally available therefor, distributions payable in cash at the rate of $2.1325 per Series C Preferred Unit per year, payable in equal amounts of $.533125 per unit quarterly in cash on the last day of each March, June, September, and December or, if not a Business Day, the next succeeding Business Day beginning on September 30, 2001 (each such day being hereafter called a “Quarterly Distribution Date”). Quarterly distributions on each Series C Preferred Unit shall begin to accrue and shall be fully cumulative from June 19, 2001, whether or not (i) quarterly distributions on such Series C Preferred Unit are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series C Preferred Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series C Preferred Units. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Quarterly Distribution Date, to the General Partner, on such date as may be fixed by the General Partner for payment of the corresponding dividend on the Series C Preferred Shares. Any distribution made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series C Preferred Units which remains payable.
     (B) The amount of any quarterly distributions accrued on any Series C Preferred Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared. The amount of distribution for the initial Distribution Period and any other Distribution Period on the Series C Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units that may be in arrears.
     (C) So long as any Series C Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series C Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series C Preferred Units and accumulated and unpaid on such Parity Units.
     (D) So long as any Series C Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Units made for purposes of an employee incentive or benefit plan of the General Partner or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series C Preferred Units and any other Parity Units of the Partnership shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series C Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series C Preferred Units and the current distribution period with respect to such Parity Units.
     (E) No distributions on the Series C Preferred Units shall be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
     (F) Except as provided herein, the Series C Preferred Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series C Preferred Units which may be in arrears.
     (3) Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as holder of the Series C Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) (the “Series C Liquidation Preference”) per Series C Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series C Preferred Units shall not be entitled to any further payment with respect to such Series C Preferred Units. If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series C Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series C Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series C Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Partnership or the General Partner with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities and (y) a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.
          (B) Subject to the rights of the holders of Partnership Units of any series or class ranking on a parity with or prior to the Series C Preferred Units upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series C Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series C Preferred Units, shall not be entitled to share therein.
         4. Redemption Right.
          (A) Except as provided in Section 4(B), the Series C Preferred Units shall not be redeemable prior to June 19, 2006. On and after June 19, 2006, the General Partner may cause the Partnership to redeem the Series C Preferred Units, in whole or in part, for cash in an amount per Series C Preferred Unit equal to the Series C Liquidation Preference plus accrued and unpaid distributions (the “Redemption Price”), in each case subject to the conditions set forth below.
(i)	The Series C Preferred Units shall be redeemed only if the General Partner shall concurrently therewith redeem an equivalent number of Series C Preferred Shares for cash. Such redemption of Series C Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series C Preferred Shares (such date of redemption the “Redemption Date”).

(ii)	In the event that the General Partner redeems Series C Preferred Shares for cash, the Partnership shall redeem a like number of Series C Preferred Units in exchange for the amount of cash that the General Partner is required to pay pursuant to the terms of the Series C Preferred Shares in connection with such redemption.

(iv)	Upon any redemption of Series C Preferred Units, the Partnership shall pay any accrued and unpaid distributions with respect to the Series C Preferred Units being redeemed for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Partnership Record Date and prior to the corresponding Quarterly Distribution Date, then the General Partner, in its capacity as the holder of the Series C Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Quarterly Distribution Date notwithstanding the redemption of such Series C Preferred Units before such Quarterly Distribution Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Units called for redemption.

          (B) In the event that the General Partner is required to redeem any Series C Preferred Shares pursuant to the terms thereof, the Partnership shall redeem an equivalent number of Series C Preferred Units for consideration equal to the consideration payable by the General Partner upon redemption of such Series C Preferred Shares.
          (C) The Series C Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.
     5. Conversion. The Series C Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.
     6. Ranking. Any class or series of Partnership Units shall be deemed to rank:
          (A) prior to the Series C Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the Partnership, if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Units;
          (B) on a parity with the Series C Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series C Preferred Units, if the holders of such class or series of Partnership Units and the Series C Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”);
          (C) junior to the Series C Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Junior Units; and
          (D) junior to the Series C Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Fully Junior Units;
     7. Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series C Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
     8. Restriction on Ownership. The Series C Preferred Units shall be owned and held solely by the General Partner.
     9. General. The rights of the General Partner, in its capacity as the holder of the Series C Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit J shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series C Preferred Units.
* * * * *

SIXTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP
          THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (this “Sixth Amendment” to the “Partnership Agreement”), dated as of April 30, 2003, is entered into by Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).
          WHEREAS, Section 4.2.A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion, subject to the condition that no such additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued in connection with an issuance of shares by the General Partner, which shares have designations, preferences and other rights, substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner and (ii) the General Partner makes a capital contribution of an amount equal to the net proceeds raised in connection with the issuance of such shares.
          WHEREAS, General Partner has entered into an Underwriting Agreement dated as of April 3, 2003, and a Terms Agreement dated as of April 3, 2003, pursuant to which Colonial Properties has agreed to issue up to 500,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series D Preferred Shares”), of Colonial Properties;
          WHEREAS, General Partner will make will make a capital contribution to the Partnership of the proceeds from the issuance of the Series D Preferred Shares in exchange for up to 500,000 Series D Preferred Units (as defined below); and
          WHEREAS, in connection with the issuance of the Series D Preferred Shares and pursuant to the authority granted to the General Partner pursuant to Section 4.2.A of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to establish a new class of Units, to be entitled Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”), and to set forth the designations, rights, powers, preferences and duties of such Series D Preferred Units, which are substantially the same as those of the Series D Preferred Shares.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:
          1. Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2.G the following section:
          H. Series D Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes and designates as Preferred Units an additional class of Partnership Units entitled “Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”). Series D Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit K hereto.

          2. Exhibits to Partnership Agreement.
          The Partnership Agreement is hereby amended by attaching thereto as Exhibit K the Exhibit K attached hereto.
          3. Certain Capitalized Terms. All capitalized terms used in this Sixth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.
          IN WITNESS WHEREOF, the undersigned has executed this Sixth Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership

By: Name:	/s/ Howard B. Nelson, Jr. Howard B. Nelson, Jr.
Title:	Chief Financial Officer and Secretary

Exhibit K
DESIGNATION OF THE PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS,
QUALIFICATIONS AND LIMITATIONS
Of The
Series D Preferred Units
          The Series D Preferred Units shall have the following designations, preferences, rights, powers and duties:
          (1) Certain Defined Terms. The following capitalized terms used in this Exhibit K shall have the respective meanings set forth below:
     “Distribution Period” means quarterly periods commencing on or about the first day of February, May, August and November of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on April 30, 2003 and end on July 31, 2003, and other than the Distribution Period during which any Series D Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).
     “Fully Junior Units” shall mean the Common Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series D Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Partnership.
     “Junior Units” shall mean the Common Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series D Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Partnership.
     “Parity Units” has the meaning ascribed thereto in Section 6(B).
     (2) Distributions.
     (A) The General Partner, in its capacity as the holder of the then outstanding Series D Preferred Units, shall be entitled to receive out of funds legally available therefor, distributions payable in cash at the rate of $20.3125 per Series D Preferred Unit per year, payable in equal amounts of $5.078125 per unit quarterly in cash on the last day of each January, April, July and October or, if not a Business Day, the next succeeding Business Day beginning on July 31, 2003 (each such day being hereafter called a “Quarterly Distribution Date”). Quarterly distributions on each Series D Preferred Unit shall begin to accrue and shall be fully cumulative from April 30, 2003. Quarterly distributions paid on the Series D Preferred Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series D Preferred Units. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Quarterly Distribution Date, to the General Partner, on such date as may be fixed by the General Partner for payment of the corresponding distribution on the Series D Preferred Shares. Any distribution made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series D Preferred Units which remains payable.

     (B) The amount of any quarterly distributions accrued on any Series D Preferred Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date. The amount of distribution for the initial Distribution Period and any other Distribution Period on the Series D Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units that may be in arrears.
     (C) So long as any Series D Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions payable or declared upon Series D Preferred Units and all distributions payable or declared upon any other class or series of Parity Units shall be declared or paid ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D Preferred Units and accumulated and unpaid on such Parity Units.
     (D) So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Units made for purposes of an employee incentive or benefit plan of the General Partner or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series D Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series D Preferred Units and the current distribution period with respect to such Parity Units.
     (E) No distributions on the Series D Preferred Units shall be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
     (F) Except as provided herein, the Series D Preferred Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series D Preferred Units which may be in arrears.
     (3) Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as holder of the Series D Preferred Units, shall be entitled to receive Two Hundred and Fifty

Dollars ($250.00) (the “Series D Liquidation Preference”) per Series D Preferred Unit plus an amount equal to all distributions accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series D Preferred Units, shall not be entitled to any further payment with respect to such Series D Preferred Units. If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series D Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series D Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Partnership or the General Partner with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities and (y) a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.
          (B) Subject to the rights of the holders of Partnership Units of any series or class ranking on a parity with or prior to the Series D Preferred Units upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series D Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to share therein.
     4. Redemption Right. In connection with a redemption by the General Partner of any or all of the Series D Preferred Shares, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series D Preferred Shares to be redeemed and one Series D Preferred Unit shall be canceled with respect to each Series D Preferred Share so redeemed. From and after the date in which the Series D Preferred Shares are redeemed, the Series D Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Units shall cease
     5. Conversion. The Series D Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.
     6. Ranking. Any class or series of Partnership Units shall be deemed to rank:
          (A) prior to the Series D Preferred Units as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the Partnership, if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Units;
          (B) on a parity with the Series D Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series D Preferred Units, if the holders of such class or series of Partnership Units and the Series D Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”);

          (C) junior to the Series D Preferred Units as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Junior Units; and
          (D) junior to the Series D Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Fully Junior Units.
     7. Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
     8. Restriction on Ownership. The Series D Preferred Units shall be owned and held solely by the General Partner.
     9. Allocations. Allocations of the Partnership’s income, gain, loss and deduction shall be allocated among holders of the Series D Preferred Units in accordance with Article VI of the Agreement.
     10. General. The rights of the General Partner, in its capacity as the holder of the Series D Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit K shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series D Preferred Units.
* * * * *

SEVENTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP
          THIS SEVENTH AMENDMENT (this “Seventh Amendment”) TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (as amended by Amendments dated as of January 5, 2000, as of January 25, 2000, as of August 28, 2000, as of April 17, 2001, as of June 19, 2001 and as of April 30, 2003, collectively, the “Partnership Agreement”), dated as of February 18, 2004, is entered into among Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”), and each of the holders of the Series B Preferred Units.
     WHEREAS, the General Partner desires to, and each holder of Series B Preferred Units desires to consent to, amend the Partnership Agreement to (i) reduce the Priority Return with respect to the Series B Preferred Units, (ii) amend the terms of the redemption rights with respect to the Series B Preferred Units, and (iii) make the Series B Preferred Units callable on or after February 24, 2009.
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:
     1. Exhibits to Partnership Agreement. The Partnership Agreement is hereby amended by deleting Exhibit H attached thereto and substituting Exhibit H attached hereto therefor.
     2. Certain Capitalized Terms. All capitalized terms used in this Seventh Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.
     3. Approval. To the extent such approval or consent is required pursuant to Section 5(b)(iii) of Exhibit H or any other provision of the Partnership Agreement, each of the undersigned holders of Series B Preferred Units, constituting 100% of the holders of the issued and outstanding Series B Preferred Units, hereby approves and consents to the amendment of the Partnership Agreement set forth in this Seventh Amendment.
[Signatures appear on following page]

     IN WITNESS WHEREOF, the undersigned has executed this Seventh Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership

By: Name:	/s/ Howard B. Nelson, Jr. Howard B. Nelson, Jr.
Title:	Chief Financial Officer and Secretary

Series B Preferred Unit Holders:

BELAIR REAL ESTATE CORPORATION

By: Name:	/s/ William R. Cross William R. Cross
Title:	Vice President

BELCREST REALTY CORPORATION

By: Name:	/s/ William R. Cross William R. Cross
Title:	Vice President

EXHIBIT H
DESIGNATION OF THE PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS,
QUALIFICATIONS AND LIMITATIONS OF THE
SERIES B PREFERRED UNITS
     The Series B Preferred Units shall have the following designations, preferences, rights, powers and duties:
          (1) DEFINITIONS. For purposes of this Amendment, (i) the term “PARITY PREFERRED UNITS” shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series B Preferred Units (as hereinafter defined) with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership and include, without limitation, the Series C Preferred Units (as defined in that certain Fifth Amendment to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 19, 2001) (the “SERIES C PREFERRED AMENDMENT”), the Series D Preferred Units (as defined in that certain Sixth Amendment to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 30, 2003) (the “SERIES D PREFERRED AMENDMENT”), and any other class or series of Preferred Units that by its terms ranks on a parity with respect to the Series C Preferred Units (as defined in the Series C Preferred Amendment) or the Series D Preferred Units (as defined in the Series D Preferred Amendment), (ii) the term “PRIORITY RETURN” shall mean, an amount equal to 8.875% per annum up to and including February 23, 2004, and 7.25% per annum from and after February 24, 2004, in each case determined on the basis of a 360 day year of twelve 30 day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $50 per Series B Preferred Unit, commencing on the date of issuance of such Series B Preferred Unit, (iii) the term “SUBSIDIARY” shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (x) voting power of the voting equity securities or (y) the outstanding equity interests, is owned, directly or indirectly, by such person, (iv) the term “PTP” shall mean a “publicly traded partnership” within the meaning of Section 7704 of the Code, and (v) the term “RIGHTS” shall mean those rights granted pursuant to that certain Rights Agreement, dated as of November 2, 1998 between General Partner and BankBoston, N.A. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.
          (2) Distributions.
          (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.875% of the original Capital Contribution per Series B Preferred Unit for the period up to and including February 23, 2004, and at the rate per annum of 7.25% of the original Capital Contribution per Series B Preferred Unit for the period from and after February 24, 2004. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar year quarters) in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 1999 and, (ii) in the event of (A) an exchange of Series B Preferred Units into Series B Preferred Shares (as hereinafter defined), or (B) a redemption of Series B Preferred Units, on the exchange date or redemption date, as applicable (each a “SERIES B PREFERRED UNIT DISTRIBUTION PAYMENT DATE”). The holders of the Series B Preferred Units acknowledge that all quarterly distributions have been made through and including the quarterly period ended December 31, 2003. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. The amount of the distribution payable on March 31, 2004 under the Partnership Agreement and this Exhibit H shall be $1.0277 per Series B Preferred Unit, representing the conversion of the Priority Return from 8.875% per annum to 7.25% per annum during the quarterly period ended on such date, calculated as follows: (x) the month of January 2004 is counted as a 30-day month with a Priority Return of 8.875% per annum and the period from and including February 1, 2004 to and including February 23, 2004 is counted as a 23-day period of a 29-day month with a Priority Return of 8.875% per annum, (y) the period from and including February 24, 2004 to and including February 29, 2004 is counted as a six-day period of a 29-day month with a Priority Return of 7.25% per annum and the month of March 2004 is counted as a 30-day month with a Priority Return of 7.25% per annum, and (z) the amounts for the periods described in the preceding clauses (x) and (y) were added to obtain the distribution payable per Series B Preferred Unit on March 31, 2004. If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series B Preferred Unit Distribution Payment Date (the “SERIES B PREFERRED UNIT PARTNERSHIP RECORD DATE”).
          The term “BUSINESS DAY” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
          No distributions on the Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
          (b) Distributions Cumulative. Distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Unit Distribution Payment Date to holders of record of the Series B Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.
          (c) Priority as to Distributions.
               (i) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series B Preferred Units (collectively, “JUNIOR UNITS”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Preferred Units or any Junior Units or Rights in respect of Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series of outstanding Parity Preferred Units (or, in the event of the liquidation of the Partnership, to the extent of respective Capital Account balances of holders of such Series B Preferred Units and outstanding Parity Preferred Units in accordance with Section 13.2 of the Partnership Agreement) have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units (or options, warrants or rights to subscribe for Junior Units), (b) the conversion of Junior Units or Parity Preferred Units into Partnership Interests ranking junior to the Series B Preferred Units as to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or (c) the redemption of Partnership Interests corresponding to any Series B Preferred Shares, Parity Preferred Shares or Junior Shares to be purchased by the General Partner pursuant to Article VI of the Declaration of Trust of the General Partner (the “CHARTER”) to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article VI of the Charter.
               (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other, except as would be made upon a liquidation of the Partnership and a distribution of its assets in accordance with Section 13.2 of the Partnership Agreement.
          (d) No Further Rights. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.
          (3) LIQUIDATION PROCEEDS.
          (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series B Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.
          (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.
          (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.
          (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any Company, trust or other entity (or of any Company, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
          (4) Redemption.
          (a) Right of Optional Redemption. Except as provided in Section (4)(d) and Section (6)(a)(ii), the Series B Preferred Units may not be redeemed prior to February 24, 2009. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series B Preferred Units (the “SERIES B REDEMPTION PRICE”); provided, however, that no redemption pursuant to this SECTION will be permitted if the Series B Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series

B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).
          (b) Limitation on Redemption.
               (i) The Series B Redemption Price (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital shares of the General Partner, which will be contributed by the General Partner to the Partnership as additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, “capital shares” means any equity securities (including Common Shares and Preferred Shares (as such terms are defined in the Charter)), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
               (ii) The Partnership may not redeem fewer than all of the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.
          (c) Procedures for Redemption.
               (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (m) the redemption date, (n) the Series B Redemption Price, (o) the aggregate number of Series B Preferred Units to be redeemed and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder’s pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units to be redeemed, (p) the place or places where such Series B Preferred Units are to be surrendered for payment of the Series B Redemption Price, (q) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (r) that payment of the Series B Redemption Price will be made upon presentation and surrender of such Series B Preferred Units.
               (ii) If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Series B Redemption Price and will give irrevocable instructions and authority to pay such Series B Redemption Price to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units by such holders at the place designated in the notice of redemption. If the Series B Preferred Units are evidenced by a certificate and if fewer than all Series B Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Units, evidencing the unredeemed Series B Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Series B Redemption Price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series B Redemption Price.
          (d) Mandatory Redemption. Notwithstanding any provision herein to the contrary (including Section (4)(a)), so long as any Series B Preferred Units remain outstanding, in the event of the occurrence of a Covered Transaction (defined below), the Partnership shall redeem, on the date such Covered Transaction is completed or occurs, all of the Series B Preferred Units outstanding at the Series B Redemption Price, payable in cash, if redemption of the Series B Preferred Units was elected in writing by the holders of not less than a majority of the then outstanding Series B Preferred Units in accordance with this Section (4)(d). The Partnership shall give written notice of a Covered Transaction to each of the respective holders of record of the Series B Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership, not less than thirty (30) days prior to the completion or occurrence of a Covered Transaction. Such notice shall not set forth any non-public information concerning such Covered Transaction. Each of the holders of record of the Series B Preferred Units shall have until 5:00 p.m. New York City time, on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder’s election that the Series B Preferred Units be redeemed. Notwithstanding any provision herein to the contrary, with respect to a Covered Transaction that arises under clause (c) of the definition of Covered Transaction set forth below, in the event that the General Partner so fails to qualify as a real estate investment trust for any reason other than an affirmative election by the General Partner not to qualify, (a) the Partnership shall give notice of the occurrence of a Covered Transaction to each of the holders of record of the Series B Preferred Units within 15 days of discovery of such failure to qualify (provided that, if the General Partner is pursuing administrative relief from the Internal Revenue Service with respect to such failure to qualify as a real estate investment trust, such notice shall be given upon the earlier of (1) five days after the denial of administrative relief by the Internal Revenue Service or (2) 60 days following the discovery of such failure to qualify), (b) each of the holders of record of the Series B Preferred Units shall have until 5:00 p.m. New York City time, on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder’s election that the Series B Preferred Units be redeemed or not redeemed (and if any holder of record of the Series B Preferred Units fails to give the Partnership such notice of election, then such holder of record shall be deemed to have given a notice of an election that the Series B Preferred Units be redeemed) and (c) if the holders of not less than a majority of the then outstanding Series B Preferred Units have elected to have the Series B Preferred Units redeemed, the Series B Preferred Units shall be redeemed on a date not later than 30 days following the date of the Partnership’s notice referred to in clause (a) above.
          The procedures set forth in Section (4)(c) (other than the requirement that notice of redemption be faxed and mailed not less than 30 days prior to the redemption date) shall apply to a redemption pursuant to this Section (4)(d). On or before the date of redemption, the Partnership shall give notice of redemption to the respective holders of record of the Series B Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership.
          For purposes of this Section (4)(d), the term “Covered Transaction” shall mean (a) the General Partner’s completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which, as a result of such transaction, the General Partner ‘s common stock is no longer registered under Section 12 of the Exchange Act, except that this clause (a) shall not apply to any involuntary delisting of the General Partner ‘s common stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a Reorganization Event (defined below) of the General Partner or the Partnership or (c) the General Partner ‘s failure (or election not) to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended.
          For purposes of this Section (4)(d), the term “Reorganization Event” shall mean (x) any sale or other disposition of all or substantially all of the assets of the Partnership or the General Partner, as the case may be, to an entity (or more than one entity in related transactions) that is not an Affiliate of the General Partner; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Partnership or the General Partner, as the case may be, pursuant to which the Partners of the Partnership or the shareholders of the General Partner, as the case may be, immediately prior to the consummation of such transaction will own less than a majority of the equity interests in the entity surviving such transaction; provided, however, a Reorganization Event shall not include any transaction contemplated by clauses (x) or (y) of this definition if the surviving entity has unsecured debt outstanding which is rated at least the lowest credit rating level established as investment grade by at least two of Standard & Poor’s, Moody’s Investor Service and Fitch Ratings (it being understood that as of the date hereof the lowest investment grade rating of Standard & Poor’s is BBB-, the lowest investment grade rating of Moody’s is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-) and such rating has been reaffirmed in light of the contemplated transaction.
          (5) Voting Rights.
          (a) General. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Sections 14 of the Partnership Agreement and in this Section.
          (b) Certain Voting Rights. So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, provided that the foregoing shall not apply if such class or series is of a priority equal to either the Series C Preferred Units, the Series D Preferred Units or the Common Units in all respects but that could have a priority with respect to the Series B Preferred Units upon a liquidation of the Partnership solely by reason of the fact that either Section 1.F of Exhibit C to the Partnership Agreement does not apply to the Series B Preferred Units or the allocation of Net Income provided for in Section 6.A(iii) precedes the allocation of Net Income provided for in Section 6.A(iv); (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into Parity Preferred Units or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any Parity Preferred Units but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, unless (A) such Affiliate is the General Partner and such Parity Preferred Units correspond to preferred shares issued to a nonaffiliate of the Partnership or (B) such Parity Preferred Units are issued upon terms determined by the General Partner’s Board of Trustees to be no more favorable than those it would offer in an arm’s length transaction to an unrelated party; or (iii) amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, Section 4.2(B) thereof), whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership’s assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes for the Series B Preferred Units other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, or (3) such merger, consolidation or a sale or lease of all of the Partnership’s assets as an entirety would constitute a Reorganization Event entitling the holders to elect redemption under Section 4(d) hereof, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up but only to the extent such Partnership Interests are issued to an Affiliate of the Partnership unless (A) such Affiliate is the General Partner and such Parity Preferred Units correspond to preferred shares issued to a nonaffiliate of the Partnership or (B) such Parity Preferred Units are issued upon terms determined by the General Partner’s Board of Trustees to be no more favorable than it would offer in an arm’s length transaction to an unrelated party, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In the event of any conflict between the provisions of

Section 7.3 or Article 14 of the Partnership Agreement and the provisions of this Section, the provisions of this Section shall control.
          (6) Exchange Rights.
          (a) Right to Exchange.
               (i) Series B Preferred Units will be exchangeable in whole or in part at anytime on or after January 1, 2014, at the option of the holders thereof, for authorized but previously unissued shares of 7.25% Series B Cumulative Redeemable Perpetual Preferred Shares of the General Partner (the “SERIES B PREFERRED SHARES”) at an exchange rate of one share of Series B Preferred Shares for one Series B Preferred Unit, subject to adjustment as described below (the “EXCHANGE PRICE”), provided that the Series B Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series B Preferred Units for Series B Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series B Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series B Preferred Units of (1) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for Series B Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third anniversary thereof if such holder of a Series B Preferred Units shall deliver to the General Partner either (i) a private ruling letter addressed to such holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered “shares and securities” within the meaning of Section 351(e) of the Internal Revenue Code of 1986, as amended (the “CODE”), for purposes of determining whether the holder of such Series B Preferred Units is an “investment company” under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Units may be exchanged in whole but not in part (regardless of whether held by Contributors) for Series B Preferred Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under Article VI of the Charter of the General Partner, taking into account exceptions thereto) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any holder of Series B Preferred Units shall deliver to the Partnership and the Company an opinion of independent counsel reasonably acceptable to the Company to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.
               (ii) Notwithstanding anything to the contrary set forth in SECTION 4 OR (6)(a)(i), if an Exchange Notice (as hereinafter defined) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the Series B Preferred Units which are the subject of such Exchange Notice for cash in an amount equal to the original Capital Contribution per Series B Preferred Unit redeemed and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem Series B Preferred Units for cash pursuant to this SECTION (6)(a)(ii) by giving each holder of Series B Preferred Units that are to be redeemed notice of its election to redeem for cash, within five (5) Business Days after receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage paid, at the address of each such holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the Series B Redemption Price, (C) the place or places where the Series B Preferred Units are to be surrendered for payment of the Series B Redemption Price, (D) that distributions on the Series B Preferred Units redeemed will cease to accrue on such redemption date; (E) that payment of the Series B Redemption Price will be made upon presentation and surrender of the Series B Preferred Units and (F) the aggregate number of Series B Preferred Units held by such holder that are to be redeemed for cash, which number shall equal such holder’s pro-rata share (based on the percentage of the aggregate number of Series B Preferred Units that are the subject of such Exchange Notice that the total number of Series B Preferred Units being redeemed by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.
               (iii) In the event an exchange of all or a portion of Series B Preferred Units pursuant to SECTION (6)(a)(i) would violate the provisions on ownership limitation of the General Partner set forth in Article VI of the Charter of the General Partner with respect to the Series B Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series B Preferred Units, within five (5) Business Days following receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provisions of SECTION (6)(b) a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article VI of the Charter of the General Partner and any Series B Preferred Units not so exchanged (the “EXCESS UNITS”) shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the Series B Redemption Price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Series B Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the Series B Redemption Price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder’s ownership of shares of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.8% of the value of the aggregate shares of the General Partner; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder’s ownership of tenants of the Partnership and its affiliates.
               (iv) The redemption of Series B Preferred Units described in SECTION (6)(a)(ii) and (iii) shall be subject to the provisions of SECTION (4)(b)(i) and SECTION (4)(c)(ii); provided, however, that the term “Series B Redemption Price” in such Section shall be read to mean the original Capital Contribution per Series B Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.
          (b) Procedure for Exchange.
               (i) Any exchange shall be exercised pursuant to a notice of exchange (the “EXCHANGE NOTICE”) delivered to the General Partner by the holder who is exercising such exchange right, by (a) fax and (b) by certified mail postage prepaid. The exchange of Series B Preferred Units, or a specified portion thereof, may be effected after the tenth (10th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series B Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series B Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series B Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series B Preferred Shares issued pursuant to this SECTION shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933, as amended, and relevant state securities or blue sky laws.
               (ii) In the event of an exchange of Series B Preferred Units for shares of Series B Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series B Preferred Units tendered for exchange shall (a) accrue on the shares of the Series B Preferred Shares into which such Series B Preferred Units are exchanged, and (b) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series B Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged into Series B Preferred Shares pursuant to this section (other than the General Partner now holding such Series B Preferred Unit), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the share of Series B Preferred Shares for which such Series B Preferred Unit was exchanged or redeemed.
               (iii) Fractional shares of Series B Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series B Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Trustees of the General Partner.
          (c) Adjustment of Exchange Price.
               (i) The Exchange Price is subject to adjustment upon certain events, including, (a) subdivisions, combinations and reclassification of the Series B Preferred Shares, and (b) distributions to all holders of Series B Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series B Preferred Shares).
               (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner’s capital shares or sale of all or substantially all of the General Partner’s assets), in each case as a result of which the Series B Preferred Shares will be converted into the right to receive shares of capital shares, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital shares and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series B Preferred Shares or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not, without the prior written consent of the holders of at least two-thirds of the Series B Preferred Units outstanding, become a party to any such transaction unless the terms thereof are consistent with the foregoing.
          (7) NO CONVERSION RIGHTS. The holders of the Series B Preferred Units shall not have any rights to convert such units into units of any other class or series of units or into any other securities of, or interest in, the Partnership.
          (8) NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.

EIGHTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP
     THIS EIGHTH AMENDMENT (this “Eighth Amendment”) TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (as amended by Amendments dated as of January 5, 2000, as of January 25, 2000, as of August 28, 2000, as of April 17, 2001, as of June 19, 2001, as of April 30, 2003 and as of February 18, 2004, collectively, the “Partnership Agreement”), dated as of March 14, 2005, is entered into among Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”), and each of the holders of the Series B Preferred Units.
     WHEREAS, the General Partner desires to, and each holder of Series B Preferred Units desires to consent to, amend the Partnership Agreement to amend the terms of the Series B Preferred Units to make the Series B Preferred Units callable on or after August 24, 2009 rather than February 24, 2009, as currently provided in Exhibit H to the Partnership Agreement.
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:
     1. Amendment to Exhibit H to Partnership Agreement. Exhibit H to the Partnership Agreement is hereby amended by deleting the reference to “February 24, 2009” in Section 4(a) of Exhibit H and replacing such reference with “August 24, 2009.”
     2. Certain Capitalized Terms. All capitalized terms used in this Eighth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.
     3. Approval. To the extent such approval or consent is required pursuant to Section 5(b)(iii) of Exhibit H or any other provision of the Partnership

Agreement, each of the undersigned holders of Series B Preferred Units, constituting 100% of the holders of the issued and outstanding Series B Preferred Units, hereby approves and consents to the amendment of the Partnership Agreement set forth in this Eighth Amendment and the other transactions contemplated hereby.
     4. Conforming Amendment. The General Partner shall present to its board of trustees an amendment (the “Proposed Amendment”) to the articles supplementary for the 7.25% Series B Cumulative Redeemable Perpetual Preferred Shares to delete the reference to “February 24, 2009” in ARTICLE SECOND, Section 5(a) of such articles supplementary and replace such reference with “August 24, 2009.” If the board of trustees approves the Proposed Amendment (and all other necessary corporate and contractual approvals, if any, are obtained), the General Partner shall file the Proposed Amendment with the appropriate state offices in Alabama. The General Partner shall use reasonable efforts to complete the actions in this Section 4 within 60 days after the date hereof.
[Signatures appear on following page]

     IN WITNESS WHEREOF, the undersigned has executed this Eighth Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership

By: Name:	/s/ Weston Andress Weston Andress
Title:	Chief Financial and Investment Officer

Series B Preferred Unit Holders:

BELAIR REAL ESTATE CORPORATION

By: Name:	/s/ Thomas Faust Thomas Faust
Title:	Executive Vice President

BEL ALLIANCE PROPERTIES LLC

By: Name:	/s/ Thomas Faust Thomas Faust
Title:	Manager

BEL ALLIANCE APARTMENTS LLC

By: Name:	/s/ Thomas Faust Thomas Faust
Title:	Manager

BELPORT REALTY CORPORATION

By: Name:	/s/ Thomas Faust Thomas Faust
Title:	Executive Vice President

BELSHIRE REALTY CORPORATION

By: Name:	/s/ Thomas Faust Thomas Faust
Title:	Executive Vice President

NINTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP

     THIS NINTH AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (this “Ninth Amendment” to the “Partnership Agreement”), dated as of April 1, 2005, is entered into by Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).

     WHEREAS, Section 4.2.A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion, subject to the condition that no such additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued in connection with an issuance of shares by the General Partner, which shares have designations, preferences and other rights, substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner and (ii) the General Partner makes a capital contribution of an amount equal to the net proceeds raised in connection with the issuance of such shares;

     WHEREAS, General Partner has entered into an Agreement and Plan of Merger, dated as of October 25, 2004 (as amended, the “Merger Agreement”), among the General Partner, CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc., pursuant to which the General Partner has issued REIT Shares and 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”), of the General Partner;

     WHEREAS, General Partner is concurrently making a capital contribution to the Partnership of the assets acquired through the Merger Agreement in exchange for a number of Class A Units and Series E Preferred Units (as defined below) equal to the number of REIT Shares and Series E Preferred Shares issued pursuant to the Merger Agreement;

     WHEREAS, in connection with the issuance of the Series E Preferred Shares and pursuant to the authority granted to the General Partner pursuant to Section 4.2.A of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to establish a new class of Units, to be entitled Series E Cumulative Redeemable Preferred Units (the “Series E Preferred Units”), and to set forth the designations, rights, powers, preferences and duties of such Series E Preferred Units, which are substantially the same as those of the Series E Preferred Shares; and

     WHEREAS, the General Partner desires to further amend the Partnership Agreement to provide for the issuance of Class A Units and Series E Preferred Units in connection with such capital contribution to the Partnership of the assets acquired through the Merger Agreement, which capital contribution is being made concurrently herewith pursuant to a Contribution Agreement, dated as of the date hereof, between the General Partner and the Partnership (the “Contribution Agreement”).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

     1.     Series E Preferred Units. Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2.H the following section:

I.     Series E Preferred Units. Under the authority granted to it by Section 4.2.A hereof, the General Partner hereby establishes and designates as Preferred Units an additional class of Partnership Units entitled “Series E Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”). Series E Preferred Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit L hereto.

     2.     Exhibits to Partnership Agreement. The Partnership Agreement is hereby amended by attaching thereto as Exhibit L the Exhibit L attached hereto.

     3.     Issuance of Class A Units and Series E Preferred Units. Exhibit A to the Partnership Agreement is hereby amended to reflect the issuance to the General Partner pursuant to the transactions contemplated by the Contribution Agreement of (a) a number of Class A Units equal to the number of REIT Shares issued pursuant to the Merger Agreement and (b) a number of Series E Preferred Units equal to the number of Series E Preferred Shares issued pursuant to the Merger Agreement.

     4.     Certain Capitalized Terms. All capitalized terms used in this Ninth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

[Signature appears on following page]

     IN WITNESS WHEREOF, the undersigned has executed this Ninth Amendment as of the date first set forth above.

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership
By:	/s/ Thomas H. Lowder
	Name:	Thomas H. Lowder
	Title:	President and CEO

EXHIBIT L

DESIGNATION OF THE PREFERENCES, RIGHTS, VOTING POWERS,
RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
OF THE
SERIES E PREFERRED UNITS

     The Series E Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)     Certain Defined Terms. The following capitalized terms used in this Exhibit L shall have the respective meanings set forth below:

     “Distribution Period” means quarterly periods commencing on the first day of January, April, July and October of each year and ending on and including the next succeeding Quarterly Distribution Date (as defined below) (other than the initial Distribution Period, which shall commence on February 4, 2005, and other than the Distribution Period during which any Series E Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

     “Fully Junior Units” shall mean the Common Units, the Series 1998 Preferred Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Partnership.

     “Junior Units” shall mean the Common Units, the Series 1998 Preferred Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Partnership.

     “Parity Units” has the meaning ascribed thereto in Section 6(B).

     (2)     Distributions.

          (A)     The General Partner, in its capacity as the holder of the then outstanding Series E Preferred Units, shall be entitled to receive out of funds legally available therefor, distributions payable on the last day (or, if not a Business Day, the next succeeding Business Day) of each March, June, September and December beginning on June 30, 2005 (each such day being hereafter called a “Quarterly Distribution Date”), in an amount per Series E Preferred Unit equal to the amount of the dividend on one Series E Preferred Share declared by the board of trustees of the General Partner to be paid on such Quarterly Distribution Date. Quarterly distributions on each Series E Preferred Unit shall begin to accrue and shall be fully cumulative from and including February 4, 2005. Quarterly distributions paid on the Series E Preferred Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series E Preferred Units. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Quarterly Distribution Date, to the General Partner, on such date as may be fixed by the General Partner for payment of the corresponding dividend on the Series E Preferred Shares. Any distribution made on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series E Preferred Units which remains payable.

          (B)     The amount of any quarterly distributions accrued on any Series E Preferred Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date. The amount of distribution for the initial Distribution Period and any other Distribution Period on the Series E Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units that may be in arrears.

          (C)     So long as any Series E Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions payable or declared upon Series E Preferred Units and all distributions payable or declared upon any other class or series of Parity Units shall be declared or paid ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series E Preferred Units and accumulated and unpaid on such Parity Units.

          (D)     So long as any Series E Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Units made for purposes of an employee incentive or benefit plan of the General Partner or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series E Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series E Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series E Preferred Units and the current distribution period with respect to such Parity Units.

          (E)     No distributions on the Series E Preferred Units shall be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (F)     Except as provided herein, the Series E Preferred Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series E Preferred Units which may be in arrears.

     (3)     Liquidation Preference.

          (A)     In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as holder of the Series E Preferred Units, shall be entitled to receive Two Thousand Five Hundred Dollars ($2,500.00) (the “Series E Liquidation Preference”) per Series E Preferred Unit plus an amount equal to all dividends accrued and unpaid on one Series E Preferred Share to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series E Preferred Units, shall not be entitled to any further payment with respect to such Series E Preferred Units. If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series E Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series E Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series E Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Partnership or the General Partner with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities and (y) a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

     (B)     Subject to the rights of the holders of Partnership Units of any series or class ranking on a parity with or prior to the Series E Preferred Units upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series E Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to share therein.

     4.     Redemption Right. In connection with a redemption by the General Partner of any or all of the Series E Preferred Shares (whether pursuant to Section 6 or Section 7 of the articles supplementary for the Series E Preferred Shares), the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the redemption price of the Series E Preferred Shares to be redeemed and one Series E Preferred Unit shall be canceled with respect to each Series E Preferred Share so redeemed. From and after the date in which the Series E Preferred Shares are redeemed, the Series E Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Units shall cease

     5.     Conversion. The Series E Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

     6.     Ranking. Any class or series of Partnership Units shall be deemed to rank:

          (A)     prior to the Series E Preferred Units as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the Partnership, if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Units;

          (B)     on a parity with the Series E Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series E Preferred Units, if the holders of such class or series of Partnership Units and the Series E Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); as of the date hereof, the Series B Preferred Units, the Series C Preferred Units and the Series D Preferred Units constitute Parity Units;

          (C)     junior to the Series E Preferred Units as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Junior Units; and

          (D)     junior to the Series E Preferred Units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, if such class or series of Partnership Units shall be Fully Junior Units.

     7.     Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

     8.     Restriction on Ownership. The Series E Preferred Units shall be owned and held solely by the General Partner.

     9.     Allocations. Allocations of the Partnership’s income, gain, loss and deduction shall be allocated among holders of the Series E Preferred Units in accordance with Article VI of the Agreement.

     10.     General. The rights of the General Partner, in its capacity as the holder of the Series E Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit L shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series E Preferred Units.

* * * * *

TENTH AMENDMENT TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
COLONIAL REALTY LIMITED PARTNERSHIP
     THIS TENTH AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COLONIAL REALTY LIMITED PARTNERSHIP (this “Tenth Amendment”), dated as of April 25, 2007, is entered into by Colonial Properties Trust, as general partner (the “General Partner”) of Colonial Realty Limited Partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).
     WHEREAS, Section 7.1.A(7) of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) provides that the General Partner shall have the power to distribute cash or other assets of the Partnership in accordance with the Partnership Agreement;
     WHEREAS, Section 14.1.B(4) of the Partnership Agreement provides that the General Partner shall have the power, without the consent of any Limited Partners, to amend certain provisions of the Partnership Agreement, including Section 7.1.A(7), to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect;
     WHEREAS, the Board of Trustees (the “Board”) of the General Partner has approved a strategic plan that contemplates, among other things, the formation of two new Subsidiaries, DRA/CLP Office LLC and OZ/CLP Retail LLC, the pro rata distribution of 85% of the common membership units of each of these Subsidiaries to the Partners , and the sale by the General Partner, for cash, of the common membership units in these two Subsidiaries that it receives in such distribution pursuant to purchase agreements entered into prior to the time of such distribution;
     WHEREAS, the General Partner, in its capacity as general partner of the Partnership, seeks to amend the Partnership Agreement to the extent necessary to permit the Partnership to make a pro rata distribution of membership interests in the Subsidiaries referred to above to all Partners; and
     WHEREAS, the Board has determined that the amendment to Section 7.1.A(7) set forth below is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect.

     NOW, THEREFORE, in consideration of the in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:
     1. Distributions in Kind. Section 7.1.A(7) of the Partnership Agreement is hereby amended to read in its entirety as follows:
“(7)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, including distributions of equity interests in Subsidiaries of the Partnership made on a pro rata basis to holders of Common Units, provided that, in connection with the receipt of any such distribution, the General Partner either shall (i) prior to receiving such distribution, enter into a purchase and sale agreement, pursuant to its powers under Article III of the Declaration of Trust, to dispose of such equity interests or other Partnership assets that it receives in such distribution in exchange for cash or (ii) distribute such equity interests or other Partnership assets to the holders of REIT Shares;”
     2. Certain Capitalized Terms. All capitalized terms used in this Tenth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement.
     3. Full Force and Effect. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.
(Signature appears on the following page.)

     IN WITNESS WHEREOF, the undersigned has executed this Tenth Amendment as of the date first set forth above

COLONIAL PROPERTIES TRUST, as General Partner of Colonial Realty Limited Partnership

By:	/s/ John P. Rigrish

Name:	John P. Rigrish

Title:	Chief Administrative Officer